As filed with the U.S. Securities and Exchange Commission on February 18, 2026
No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Figure Technology Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	7374	99-2556408

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
100 West Liberty Street, Suite 600
Reno, NV 89501
(917) 789-8049
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Tannenbaum
Chief Executive Officer
Figure Technology Solutions, Inc.
100 West Liberty Street, Suite 600
Reno, NV 89501
(917) 789-8049
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Byron B. Rooney Joseph A. Hall Zachary J. Zweihorn Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 906-1200	Ronald Chillemi Chief Legal Officer and Corporate Secretary Figure Technology Solutions, Inc. 100 West Liberty Street, Suite 600 Reno, NV 89501 (917) 789-8049	Marc D. Jaffe Ian D. Schuman Adam J. Gelardi Sandy Kugbei Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333‑291591
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This registration statement is being filed for the sole purpose of registering, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (i) 145,000 additional shares of Series A Blockchain Common Stock, par value $0.0001 per share (the “blockchain stock”), of Figure Technology Solutions, Inc. (the “Company”), a Nevada corporation, and (ii) 457,500 additional shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”). The contents of the registration statement on Form S-1 (File No. 333-291591) initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 17, 2025, as amended (the “Prior Registration Statement”), which was declared effective on February 17, 2026, including the exhibits thereto, are incorporated herein by reference.
The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement.
CERTIFICATION
The registrant hereby (i) undertakes to pay the SEC the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on February 19, 2026) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP. (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2	Consent of Independent Registered Public Accounting Firm, as to Figure Technology Solutions, Inc.

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 filed by the registrant on November 17, 2025 (File No. 333‑291591) and incorporated herein by reference).

107	Filing Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on February 18, 2026.

FIGURE TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Michael Tannenbaum
Michael Tannenbaum
Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Tannenbaum	Chief Executive Officer and Director (Principal Executive Officer)	February 18, 2026
Michael Tannenbaum

/s/ Macrina Kgil	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 18, 2026
Macrina Kgil

*	Director	February 18, 2026
Adam Boyden

*	Director	February 18, 2026
Michael Cagney

*	Director	February 18, 2026
David Katsujin Chao

*	Director	February 18, 2026
Lesley Goldwasser

*	Director	February 18, 2026
Sachin Jaitly

*	Director	February 18, 2026
Daniel Morehead

*	Director	February 18, 2026
June Ou

*By: /s/ Michael Tannenbaum
Michael Tannenbaum
Attorney-in-fact